Exhibit 10.1

Execution Version

AMENDED AND RESTATED

SHARE EXCHANGE AGREEMENT

This Amended and Restated Share Exchange Agreement (this “Agreement”) is made and entered into as of October 21, 2012 by and among Lustros Inc. (f.k.a. Power-Save Energy Company), a Utah corporation (the “Company”), Bluestone, S.A., a “closed” Chilean corporation (“Bluestone”), Fidelity Trust (Switzerland) A.G., a Swiss corporation ("Fidelity"), Angelique de Maison ("de Maison"), Juan Carlos Camus Villegas ("Camus") and Alfredo Rovaldo Manfredi Aguirre ("Manfredi"), and amends and restates in its entirety that certain Share Exchange Agreement dated March 9, 2012 (the "Original Agreement"), effective as of March 9, 2012 (the "Effective Date"). This Agreement is made and entered into with reference to the following facts:

A. Bluestone owns 60% of the Equity Interests of Sulfatos, a Chilean corporation that is in the business of copper mining and the manufacturing of food grade copper sulfate.

B. Camus and Manfredi are the sole shareholders of record of Bluestone as of March 9, 2012.

C. As of March 9, 2012, de Maison was entitled to shares of Bluestone that would represent, when issued, 90% of the outstanding shares of Bluestone, in consideration of a loan commitment in the amount of $2.2 million made to Bluestone, of which as of the date hereof Bluestone had received loans in the amount of $1,391,000 and her remaining commitment was $809,000 (the "Bluestone Capital Commitment").

D. On the terms and subject to the conditions of this Agreement, the Bluestone Shareholders desire to sell to the Company, and the Company desires to purchase from the Bluestone Shareholders, all of their Equity Interests in Bluestone, which will be all of the outstanding Equity Interests in Bluestone.

E. All the parties to this Agreement acknowledge that it will necessary to formalize the share exchange effected hereby under Chilean law through the registration of the transfer of the shares on the share registry of Bluestone, and that the Company may act in Chile per se or through a Chilean entity that it wholly owns.

F. For purposes of this Agreement, capitalized terms used and not otherwise expressly defined herein shall have the respective meanings specified or referred to in Appendix I attached hereto.

NOW THEREFORE, with reference to the facts set forth in the Recitals and in consideration of the mutual covenants, conditions, representations and warranties hereinafter set forth, the parties agree as follows:

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1.               Share Exchange

1.1            The Company hereby purchases from Camus, and Camus hereby sells, transfers and assigns to the Company, 29,100 shares of Bluestone and any and all other Equity Interests of Bluestone held by Camus, for 5,820,000 shares of Company Common Stock.

1.2            The Company hereby purchases from Manfredi, and Manfredi hereby sells, transfers and assigns to the Company, 900 shares of Bluestone and any and all Equity Interests of Bluestone held by Manfredi, for 180,000 shares of Company Common Stock. Manfredi hereby instructs the Company to issue such shares to Camus.

1.3            The Company hereby purchases from Fidelity, and Fidelity hereby sells, transfers and assigns to the Company, its right to purchase shares of Bluestone and any and all other Equity Interests of Bluestone held by Fidelity, for 42,000,000 shares of Company Common Stock.

1.4            The Company hereby purchases from de Maison, and de Maison hereby sells, transfers and assigns to the Company, her right to purchase shares of Bluestone and any and all other Equity Interests of Bluestone held by de Maison, for 54,000,000 shares of Company Common Stock. de Maison hereby instructs the Company to issue 42,000,000 shares of these shares to Fidelity.

1.5            The Parties acknowledge and agree that the exchanges and transfers made by this Section 1 shall be deemed to have occurred on the Effective Date, notwithstanding the date the transfers of the shares of Bluestone are formally registered on the books of Bluestone pursuant to Chilean law.

2.               Representations and Warranties of the Bluestone Group with respect to Bluestone

The Bluestone Members hereby jointly and severally represent and warrant to the Company that as of the Effective Date:

2.1            Bluestone is a closed corporation duly organized in 2012, validly existing and in good standing under the laws of Santiago, Chile. Bluestone has the requisite power and authority to own and operate its assets, properties, and business and to carry on its business as now conducted.

2.2            Bluestone has the requisite power and authority to execute and deliver this Agreement and any other agreements contemplated hereby to which it is a party and to perform any obligations hereunder and thereunder. This Agreement and any other agreements contemplated hereby to which Bluestone is a party have been duly executed and delivered by Bluestone and, assuming due execution and delivery hereof and thereof by the Company, constitute the valid, binding and enforceable obligations of Bluestone, enforceable against Bluestone in accordance with their terms.

2.3            Bluestone is the sole and exclusive owner of the Sulfatos Interest, free and clear of any Encumbrance; the Sulfatos Interest represents 60% of the outstanding shares of Sulfatos, and there are no outstanding Stock Equivalents of Sulfatos;

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2.4            Bluestone has no material assets except for the shares of Sulfatos and the Bluestone Capital Commitment;

2.5            Except for the obligation to pay to Santa Teresa the amount of $809,000 as the balance of the purchase price for Bluestone's interest in Sulfatos, the total Liabilities of Bluestone do not exceed $2,500 and the total liabilities of Sulfatos do not exceed $2.0 million (based on the currency exchange rate on the date hereof);

2.6            Immediately following the sale, transfer and exchange pursuant to Section 1, the Company owns all outstanding Equity Interests of Bluestone.

2.7            Neither the execution and delivery of this Agreement nor the performance of Bluestone’s or any Bluestone Member's obligations contemplated hereby will (a)  violate the Charter Documents of Bluestone, (b) violate or conflict with any Order or applicable Legal Requirement of any Governmental Body having jurisdiction over Bluestone or its assets or properties, (c) result in the acceleration of obligations, breach or termination of, or constitute a default under, any Contract to which Bluestone is subject, or (d)  require Bluestone to obtain any Consent from any Governmental Body or under any Contract to which Bluestone is subject.

2.8            Bluestone is a newly formed company that has not yet been required to file Tax Returns. Bluestone has not ever received written notice from any Governmental Body in a jurisdiction where it does not currently file Tax Returns or reports to the effect that it is or may be subject to taxation by that jurisdiction.

2.9            Except for the Contracts for the purchase of the Sulfatos Interest and the Bluestone Capital Commitment, Bluestone is not a party to any Contract.

2.10         There is no pending or threatened Action to which Bluestone is or may become a party or otherwise involved, and Bluestone is not subject to any Order.

2.11         No Person has acted as a finder, broker, or other intermediary on behalf of Bluestone or the Bluestone Members in connection with this Agreement or the transactions contemplated hereby, and no Person is entitled to any broker’s or finder’s fee or similar fee with respect to this Agreement or such transactions as a result of actions taken by Bluestone or the Bluestone Members.

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3.               Securities and Ownership Representations

3.1            Each Bluestone Shareholder represents and warrants to the Company, with respect to the Equity Interests of Bluestone sold, transferred and exchanged pursuant to Section 1, that he, she or it is the sole and exclusive owner of such Equity Interests, and such Equity Interests are owned free and clear of any Encumbrance.

3.2            Each Bluestone Member represents and warrants to the Company that, with respect to the shares of Company Common Stock that such Member acquired pursuant to Section 1, which in the case of Camus shall be deemed to include the shares of Company Common Stock issuable to Manfredi but assigned to Camus pursuant to this Agreement (with respect to each member, the "Member's Shares"):

(a)             Such Member will acquire such Member's Shares for such member's own account for investment and not with a view to, or for resale in connection with, a distribution of such Member's Shares within the meaning of the Securities Act;

(b)            Such Member understands that (i) such member's Shares have not been registered under the Securities Act and are therefore “restricted securities” within the meaning of the Securities Act; and (ii) such member may not Transfer such Member's Shares except pursuant to an effective registration statement under the Securities Act or an exemption from such registration.

(c)             Such Member understands that an investment in such Member's Shares involves risk.

(d)            Such Member has such knowledge and experience in financial and business matters that such member is capable of evaluating the merits and risks of an investment in such Member's Shares and in protecting such member's own interests in connection with this transaction;

(e)             Such Member has had the opportunity to investigate the business and affairs of the Company and to ask questions of the Company’s officers, either directly or through the Company’s authorized representatives.

3.3            Camus and Manfredi each represent to the Company that (a) he is not a resident of the United States, and he was at all times in connection with the acquisition of his Member's Shares outside of the United States; (b) he is not a U.S. Person and is not acquiring his Member's Shares the Securities for the account or benefit of any U.S. Person; (c) he agrees to resell his Member's Shares in the United States only in accordance with the provisions of Regulation S under the Securities Act, or pursuant to registration or an exemption from registration under the Securities Act, and (d) he agrees not to engage in hedging transactions with regard to such Member's Shares unless in compliance with the Securities Act. ]

3.4            Fidelity and de Maison each represent to the Company that it or she is an “accredited investor” as defined in Regulation D under the Securities Act.

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3.5            With respect to each Bluestone Member who is not a US Person, such Member agrees that each certificate evidencing such Member's Shares will bear the following or a similar legend, as applicable:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

3.6            With respect to each Bluestone Member who is a US Person, such Member agrees that each certificate evidencing such Member's Shares will bear the following or a similar legend, as applicable:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

3.7            Each Bluestone Shareholder represents and warrants to the Company that neither the execution and delivery of this Agreement nor the performance of such Shareholder's obligations contemplated hereby will (a) violate or conflict with any Order or applicable Legal Requirement of any Governmental Body having jurisdiction over such Shareholder, (c) result in the acceleration of obligations, breach or termination of, or constitute a default under, any Contract to which such Shareholder is subject; or (d) requires such Shareholder to obtain any Consent from any Governmental Body or under any Contract to which such Shareholder is subject.

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3.8            Each Bluestone Shareholder represents and warrants to the Company that: (a) as a result of the sale, transfer and exchange under Section 1, such Shareholder holds no Equity Interests in Bluestone; and (b) such Shareholder is not a party to any Contract with Bluestone (other than the Bluestone Capital Commitment; and (c) Bluestone has not obligation or liability to such Shareholder of any type or nature whatsoever, including without limitation, any compensation, fees, benefits or reimbursements, and to the extent any such obligation or liability exists, it is hereby released in consideration of the issuance to such Shareholder of the shares of Company Common Stock pursuant to Section 1.

4.               Representations and Warranties of the Company

The Company hereby represents and warrants to the Bluestone Members that as of the Effective Date:

4.1            The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah. The Company has the requisite power and authority to own and operate its assets, properties and business and to carry on its obligations hereunder.

4.2            The Company has the requisite power and authority to execute and deliver this Agreement and any other agreements contemplated hereby to which it is a party and to perform any obligations hereunder and thereunder. This Agreement and any other agreements contemplated hereby to which it is a party have been duly executed and delivered by the Company and, assuming due execution and delivery hereof and thereof by Bluestone, as the case may be, constitute the valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with their terms.

4.3            Neither the execution and delivery of this Agreement nor the performance of the obligations of either the Company contemplated hereby will (a) violate the Charter Documents of either the Company, (b) violate or conflict with any Order or applicable Legal Requirement of any Governmental Body having jurisdiction over either the Company or their assets or properties, (c) result in the acceleration of obligations, breach or termination of, or constitute a default under, any Contract to which the Company is subject; of (d) require the Company to obtain any Consent from any Governmental Body or under any Contract to which either the Company is subject.

4.4            The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, of which approximately 2,830,000 shares (the “Company Shares”) are issued and outstanding as of the Effective Date. All of the Company Shares have been validly issued and are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws. The Company has no outstanding Stock Equivalents. The Company is not a party to any Contract requiring it to purchase, redeem or otherwise acquire, any the Company Closing Shares or any shares of the capital stock of the Company.

4.5            The shares of Company Common Stock issued to the Bluestone Members pursuant to Section 1 are duly authorized, fully paid and non-assessable.

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5.               Santa Teresa Minerals; Bluestone Capital Commitment

5.1            Pursuant to that certain Stock Purchase Agreement, dated as of January 26, 2012, by and between Santa Teresa Minerals, S.A. (“Santa Teresa”), a corporation organized under the laws of Chile, and Bluestone, as amended by that certain Amendment No. 1, dated as of February 15, 2012 (the “Sulfatos Agreement"), Santa Teresa sold to Bluestone all of its outstanding Equity Interests in Sulfatos, which represented a 60% of the outstanding Equity Interests in Sulfatos, for: (a) the assumption by Bluestone of a loan to de Maison in the amount of $1.1 million (the "Assumed Loan"); (b)  1.1 million in cash payable in 2012 (of which $291,000 had been paid prior to the date hereof through payments by de Maison directly to Santa Teresa on behalf of Bluestone in fulfillment of her loan commitment); and (c) a 20% interest in Bluestone (the "Bluestone Interest"). The Bluestone Interest was never reflected on the books and records of Bluestone, and the existence of such Interest would be inconsistent with the representations of the Bluestone Members under this Agreement that the Company acquired all of the outstanding Equity Interests of Bluestone. Accordingly, de Maison entered into that certain Agreement dated October 16, 2012 with Santa Teresa pursuant to which Santa Teresa waived and released any claim to any Equity Interests in Bluestone or Lustros and their affiliated companies, with Bluestone and the Company express third party beneficiaries of that waiver and release.

5.2            de Maison hereby acknowledges and confirms the Bluestone Capital Commitment, and further acknowledges, confirms and agrees that the fulfillment of the Bluestone Capital Commitment does not entitle her to any further consideration (including Equity Interests) of Bluestone, the Company or any other Person (other than the repayment of the loans), in that the consideration for such commitment was the right to acquire shares of Bluestone, which right has been sold and transferred to the Company pursuant to Section 1.

6.               Further Assurance

Each Bluestone Shareholder agrees to take such actions and execute, acknowledge and deliver to the Company such further instruments of assignment, conveyance and transfer and take any other action as the Company may reasonably request in order to more effectively convey, sell, transfer and assign to the Company its right, title and interest in and to the Equity Interests in Bluestone.

7.               Confidentiality

7.1            Each Bluestone Shareholder agrees not to use or disclose to any Person, directly or indirectly, any Confidential Information of Bluestone; provided, however that the foregoing restriction shall not apply to the extent that: (a) such use or disclosure is required by an Order of a court of competent jurisdiction provided that such member must promptly give the Company written notice of such Order; (b) such use or disclosure is authorized in writing by the Company, (c) on or before the time of the alleged breach, the Confidential Information has been received by such member from a third party without breach of a nondisclosure obligation of the third party, (d) on or before the time of the alleged breach, the Confidential Information has been disclosed to the public by the Company or has otherwise become generally available to the public other than through a disclosure by such member or by a Person acting in concert with such member. Notwithstanding the foregoing, each Bluestone Shareholder may make Confidential Information available to their respective counsel, accountants and financial advisors; provided that such member shall be liable for any unauthorized disclosure by such Persons.

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7.2            Each Bluestone Shareholder acknowledges that, in the event of any breach of the provisions of this Section 7, the Company might not be fully or adequately compensated by recovery of damages alone. Accordingly, each Bluestone Shareholder agrees that, in addition to any other relief to which the Company may become entitled, the Company will be entitled to temporary and permanent injunctive and other equitable relief, and that evidence of any breach of this Agreement will constitute, for the purposes of all judicial determinations of the issues of injunctive relief, conclusive proof of all elements necessary to entitle Injured Party to temporary and permanent injunctive relief against the party in breach.

8.               Survival of Representations and Warranties

8.1            All representations and warranties made by each of the Parties hereto shall survive the Closing for a period of 24 months after the Effective Date, except that representations and warranties in Section 2.2 (Power and Enforceability); Section 2.3 (Sulfatos Interests); Section 2.6 (Ownership of Bluestone); Section 3 (Bluestone Member's Representations); and Section 4 (the Company's Representations) shall survive forever.

8.2            A claim with respect to a breach of a representation or a warranty shall not be foreclosed if the maker of such claim shall have made such claim in writing to the other Party prior to the expiration of the survival period described above.

9.               Indemnification

9.1            Each Bluestone Shareholder agrees to indemnify, defend and hold harmless the Company, Bluestone and their respective directors, officers, employees and shareholders, acting in their capacities as such (collectively, the “Company Indemnified Parties”), from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorneys’ fees (“Damages”), incurred by any of the Company Indemnified Parties arising, resulting from, or relating to:

(a)             any breach of the representations or warranties made by such Bluestone Shareholder under Section 3 of this Agreement; or

(b)            any default by such Bluestone Shareholder in the performance of any of its, his or their respective obligations under this Agreement.

9.2            The Bluestone Members jointly and severally agree to indemnify, defend and hold harmless the Company Indemnified Parties from and against any and all Damages incurred by any of the Company Indemnified Parties arising, resulting from, or relating to any breach of the representations or warranties made by the Bluestone Members under Section 2 of this Agreement.

9.3            The Company agrees to indemnify, defend and hold harmless the Bluestone Shareholders and their respective trustees, acting in their capacities as such (collectively, the “Bluestone Indemnified Parties”), against any and all Damages, incurred by any of the Bluestone Indemnified Parties arising, resulting from, or relating to:

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(a)             any breach of the representations or warranties made by the Company under this Agreement; or

(b)            any default by any of the Company in the performance of any of its obligations under this Agreement.

9.4            No claims shall be made by an Company Indemnified Party for indemnification from the Bluestone Shareholders pursuant to Section 9.1 or 9.2, or by a Bluestone Indemnified Party for indemnification from the Company pursuant to Section 9.3, after the survival period for such representation and warranty under Section 8.

9.5            If a claim for Damages (a “Claim”) is to be made by a party entitled to indemnification hereunder (an “Indemnified Party”) against the indemnifying party (the “Indemnifying Party”), the Indemnified Party shall give written notice (a “Claim Notice”) to the Indemnifying Party, which notice shall specify whether the Claim arises as a result of a claim by a Person that is not a Party to this Agreement against the Indemnified Party (a “Third-Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify (to the extent that the information is available) the factual basis for the Claim and the amount of the Damages, if known.

9.6            If a Claim is a Third-Party Claim under this Section 9, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation unless (and only to the extent) that the Indemnifying Party thereby is damaged. With respect to a Third-Party Claim:

(a)             If after receipt of the Claim Notice the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such Third-Party Claim, the Indemnifying Party shall be entitled, if it so elects at its own cost, risk and expense, and subject to the rights of an insurer or other Person having liability therefor, (i) to take control of the defense and investigation of such Claim; (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such Claim (including, without limitation, any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party shall be entitled, at the Indemnifying Party’s cost, risk and expense, to one firm of separate counsel of its own choosing; and (iii) to compromise or settle such action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed, and provided that such compromise or settlement requires no payment obligation by the Indemnified Party (unless the Indemnifying Party concurrently pays to the Indemnified Party the full amount of such payment obligation).

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(b)            The Indemnified Party may, in its sole discretion and at its sole cost, employ counsel to represent it (in addition to counsel employed by the Indemnifying Party, at its own expense) in any such matter, and in such event counsel selected by the Indemnifying Party shall be required to cooperate with such counsel of the Indemnified Party in such defense, compromise or settlement for the purpose of informing and sharing information with such Indemnified Party. In any such Third-Party Claim, the Indemnified Party will, at its own expense, make available to the Indemnifying Party those employees of the Indemnified Party or its Affiliates whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and in defending any such Proceeding; provided, however, that any such access shall be conducted in such a manner as not to interfere with the operations of the businesses of the Indemnified Party and its Affiliates.

(c)             If the Indemnifying Party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’s cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party. If the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 9.6 and for any final judgment (subject to any right of appeal) and the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any Damages by reason of such settlement or judgment.

10.            General Provisions

10.1         Construction. This Agreement shall be construed in accordance with the laws of the State of California, United States of America, without giving effect to the principles of conflicts of law thereof.

10.2         Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission, email transmission of a pdf format data file or by first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail or facsimile transmission, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States); a Notice sent by facsimile transmission shall be effective when transmitted so long as the transmitting machine has provided electronic confirmation of such transmission. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

10.3         Assignments. This Agreement shall not be assignable by any Party without the prior written consent of the other Parties.

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10.4         Expenses. Except as otherwise provided in this Agreement, each Party to this Agreement shall bear his or its own costs and expenses incurred in connection with this Agreement.

10.5         Remedies. Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement is intended to be exclusive, and each Party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

10.6         Arbitration of Disputes

(a)             Each Party is required to notify the other Party, in writing, of any dispute, claim, or controversy arising out of this Agreement. As to disputes related to indemnification, the Parties will provide written notice in accordance with this Agreement. As to all other disputes, the Parties will provide notice in the form of a written description of the basis for the dispute and the remedy sought, delivered in accordance with this Agreement. Other than breaches or threatened breaches relating to the obligations set forth in Section 7 (Confidentiality), if, within thirty (30) days after delivery of the notice, the Parties are unable to resolve the dispute, then any Party may submit the dispute to binding arbitration.

(b)            Other than breaches or threatened breaches relating to the obligations set forth in Section 7 (Confidentiality) hereof, any dispute, claim, or controversy arising out of this Agreement which cannot be resolved by the Parties as set forth above, including but not limited to Claim for indemnifications made pursuant to Section 7 , will be determined by binding arbitration according to the Rules of International Commercial Arbitration of the Arbitration and Mediation Center of the Santiago Chamber of Commerce in effect at the time of the arbitration. The number of arbitrators shall be one, the place of the arbitration shall be Santiago, Chile, and the language of the arbitration shall be English. The law governing the agreement shall be the substantive law of the state of California, United States of America.

(c)             The arbitrator will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing Parties about the subject matter of the dispute. In an arbitration regarding a Claim for indemnification, the decision of the arbitrator as to the validity and amount of any such Claim for indemnification will be subject to the limitations set forth in this Agreement and final, binding, and conclusive upon the Parties. In an arbitration to resolve any other dispute, claim, or controversy arising out of this Agreement, the decision of the arbitrator will be final, binding, and conclusive upon the Parties.

(d)            The decision of the arbitrator will be written and will be supported by written findings of fact and conclusions which will set forth the award, judgment, decree or order awarded by the arbitrator. As part of such award, the prevailing Party (as determined by the arbitrator) will be awarded legal fees and expenses incurred in conjunction with the dispute and the losing Party will be required to pay the arbitrator’s fees and the administrative fee of the arbitrator. All payments required by the decision of the arbitrator will be made within thirty (30) days after the decision of the arbitrator is rendered. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

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(e)             The rights and remedies of the Parties hereto will be cumulative (and not alternative). The Parties agree that, in the event of any breach or threatened breach by any Party of any of the obligations set forth in Sections 7 (Confidentiality) for the benefit of any other Party, such other Party will be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach in an arbitration instituted pursuant to this Section 10.6

10.7         Attorneys’ Fees. Should any Party hereto retain counsel for the purpose of enforcing, or, when there are reasonable facts to indicate a potential material breach, preventing the breach of any provision hereof including the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such Party’s rights or obligations hereunder, then, if such matter is settled by arbitration or judicial determination, the prevailing Party shall be entitled to be reimbursed by the losing Party for all costs and expenses incurred thereby, including reasonable attorneys’ fees for the services rendered to such prevailing Party.

10.8         Entire Agreement. This Agreement and the exhibits and other documents specifically referred to herein or required to be delivered pursuant to the terms of this Agreement represent the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplement, nor may any rights hereunder be waived, except in writing signed by each of the Parties affected thereby. This Agreement is solely for the benefit of the Parties hereto and, to the extent provided herein, their respective estates, heirs, successors, Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

10.9         Section Headings. The section headings in this Agreement are conveniences only, are not a part of this Agreement and shall not be used in construing it. A reference to a "Section" in this Agreement means a Section of this Agreement unless stated otherwise.

10.10     Severability. In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or enforceability of any other provision or part of this Agreement.

10.11     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

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10.12     Spanish Translation. To the extent of any inconsistency between this English language version and the Spanish language translation of this Agreement, the Agreement shall be construed in accordance with English.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the Parties have duly executed this Amended and Restated Share Exchange Agreement as of the date first above written.

Lustros Inc. (f.k.a. Power-Save Energy Company) By: /s/ GONZALO TRONCOSO Name: Gonzalo Troncoso Title: Chief Executive Officer Address: 9025 Carlton Hills Blvd. Ste. A Santee, CA 92071	Bluestone, S.A. By: /s/ GONZALO TRONCOSO Name: Gonzalo Troncoso Title: President Address: 9025 Carlton Hills Blvd. Ste. A Santee, CA 92071
Fidelity Trust (Switzerland) A.G. By: /s/ ZIRK ENGELBRECHT Name: Zirk Engelbrecht Title: Attorney-in-Fact Address: 565 Walnut Avenue Redlands, CA 92373	/s/ ANGELIQUE DE MAISON Angelique de Maison Address: 565 Walnut Avenue Redlands, CA 92373

/s/ JUAN CARLOS CAMUS VILLEGAS Juan Carlos Camus Villegas Address: ____________________ ____________________	/s/ ALFREDO ROVALDO MANFREDI AGUIRRE Alfredo Rovaldo Manfredi Aguirre Address: ____________________ ____________________

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APPENDIX I

“Action” shall mean any lawsuit, litigation, action, demand, mediation, arbitration, investigation, suit, proceeding, arbitration or claim before any court, Governmental Body or quasi-judicial body (such as an arbitrator or alternative dispute resolution body or agency), whether formal or informal, civil, criminal, administrative or investigative.

“Affiliate” with respect to any Person, shall mean (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the capital stock or equity of such Person; (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, (iii) each of such Person’s officers, directors, joint venturers and partners, (iv) any trust or beneficiary of a trust of which such Person is the sole trustee, or (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of such Person (or any trust for the benefit of such Person). For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of their management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the introduction.

“Bluestone Indemnified Parties” shall have the meaning set forth in Section 9.5.

"Bluestone Member" shall meanFidelity, de Maison or Camus.

"Bluestone Shareholder" shall mean Fidelity, de Maison, Camus or Manfredi.

“Business Day” shall mean any day of the week other than a Saturday, Sunday, or a legal holiday, or a bank holiday in the State of California.

“Company” shall have the meaning set forth in the introduction.

“Charter Documents” shall mean (i) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (iv) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of any other Person; and (vi) any amendment to any of the foregoing.

“Claim” shall have the meaning set forth in Section 9.5.

“Claim Notice” shall have the meaning set forth in Section 9.5.

“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

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“Confidential Information” shall mean any information which is not public knowledge regarding the Company, Bluestone, or any third party with whom any of the Parties does business or from whom such Party receives information, including but not limited to any business secret, trade secret, financial information, proprietary software, internal procedure, business plan, marketing plan, pricing strategy or policy, supplier list, or customer list.

“Consent” shall mean any approval, consent, ratification, waiver, Governmental Authorization or other authorization.

“Contract” shall mean any agreement, contract, commitment, lease obligation, promise, arrangement, understanding, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Damages” shall have the meaning set forth in Section9.1.

“Direct Claim” shall have the meaning set forth in Section 9.5.

“Encumbrance” shall mean any liens, security interests, pledges, charges, mortgages, conditional sales agreements, title retention agreements and other encumbrances.

“Equity Interest” shall mean (i) with respect to a corporation, any and all shares of capital stock and Stock Equivalents, (ii) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests and any Stock Equivalents and (iii) any other equity ownership or participation in a Person.

“Governmental Authorization” shall mean any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” shall mean any: (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Indemnified Party” shall have the meaning set forth in Section 9.5.

“Indemnifying Party” shall have the meaning set forth in Section 9.5.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

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“Order” shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

“Party” shall mean a party to this Agreement.

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

"Santa Teresa" shall mean Santa Teresa Minerals, S.A., a corporation organized under the laws of Chile.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

"Sulfatos" shall mean Sulfatos Chile, S.A., a corporation organized under the laws of Chile.

"Sulfatos Interest" shall mean the shares of Sulfatos owned by Bluestone.

“Stock Equivalents” of any Person shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity interests of such Person.

“Tax” or “Taxes” shall mean: (a) any income, corporation, gross receipts, business, profits, gains, capital stock, capital duty, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, value added, payroll, premium, property, or windfall profits tax, estimated, ad valorem or excise tax, alternative or add-on minimum tax or other similar tax (including, without limitation, any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any Governmental Body; and (b) any Liability for the payment of any amount of the type described in clause (a) as a result of Bluestone being a successor to or transferee of any other corporation at any time on or prior to the Closing Date, and any interest, penalties, additions to tax (whether imposed by law, contractual agreement or otherwise) and any Liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

“Tax Return” or “Tax Returns” shall mean any or all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing.

“Third-Party Claim” shall have the meaning set forth in Section 9.5.

“Transfer” shall mean sell, assign, transfer, pledge, license, grant a security interest in, or otherwise dispose of, with or without consideration, and “Transferred” shall have a correlative meaning.

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"US Person" shall mean "U.S. Person" as such term is defined in Regulation S under the Securities Act.

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